Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints Jeffrey R. Immelt, Brackett B. Denniston, Keith S. Sherin, Jamie S. Miller, Kathryn A. Cassidy and Michael R. McAlevey and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statements under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney,

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 21st day of November, 2008.

/s/ Jeffrey R. Immelt	/s/ Alan G. Lafley
Jeffrey R. Immelt	Alan G. Lafley
Chairman and Chief Executive Officer (Principal Executive Officer and Director)	Director

/s/ Keith S. Sherin	/s/ Robert W. Lane
Keith S. Sherin	Robert W. Lane
Vice Chairman and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Jamie S. Miller	/s/ Ralph S. Larsen
Jamie S. Miller	Ralph S. Larsen
Vice President and Controller (Principal Accounting Officer)	Director

/s/ James I. Cash, Jr.	/s/ Rochelle B. Lazarus
James I. Cash, Jr.	Rochelle B. Lazarus
Director	Director

/s/ William M. Castell	/s/ James Mulva
William M. Castell	James Mulva
Director	Director

/s/ Ann M. Fudge	/s/ Sam Nunn
Ann M. Fudge	Sam Nunn
Director	Director

/s/ Claudio X. Gonzalez	/s/ Roger S. Penske
Claudio X. Gonzalez	Roger S. Penske
Director	Director

/s/ Susan Hockfield	/s/ Robert J. Swieringa
Susan Hockfield	Robert J. Swieringa
Director	Director

/s/ Andrea Jung	/s/ Douglas A. Warner III
Andrea Jung	Douglas A. Warner III
Director	Director